Exhibit 99.1
NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA. 20190
(703) 390-5100
http://www.nii.com
Contacts:
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com
Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
NII HOLDINGS POSTS RECORD RESULTS FOR SECOND
QUARTER 2008
Company achieves record results for net subscriber additions, operating revenues and operating income before depreciation
and amortization
Company announces accelerated expansion plan in Brazil
•	Net subscriber additions of 394,500 – resulting in over 5.4 million subscribers at June 30, 2008 — a 34% increase over the second quarter 2007 ending subscriber base

•	Consolidated operating revenues of $1.1 billion — a 40% increase over second quarter 2007

•	Consolidated operating income before depreciation and amortization of $305 million – a 47% increase over second quarter 2007

•	Quarter-end consolidated cash and cash equivalents of $1.3 billion and short-term investments of $166 million
RESTON, Va. – July 23, 2008 – NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the second quarter of 2008. For the second quarter, the Company added 394,500 net subscribers, a new quarterly record resulting in an ending subscriber base of over 5.4 million subscribers, a 34% increase over the subscriber base reported at the end of the second quarter of 2007. Financial results for the second quarter of 2008 included consolidated operating revenues of $1.1 billion, a new quarterly record representing a 40% increase over the same period last year. The Company reported consolidated operating income before depreciation and amortization, or OIBDA, for the second quarter of $305 million, a 47% increase over the same period last year. The Company’s reported OIBDA includes the impact of approximately $17 million of non-cash stock option compensation expense compared to

$13 million reported in the same period in 2007. The Company also reported consolidated operating income of $200 million, a 48% increase over the same period last year, and net income of $155 million, an 85% increase over the second quarter of 2007, or $0.93 per basic share.
“Strong demand for our high quality wireless service coupled with solid execution resulted in record results for the second quarter,” said Steve Dussek, NII’s Chief Executive Officer. “We generated the largest number of gross and net subscriber additions in our history, while delivering record levels of revenues and OIBDA. Compared to the second quarter of last year, we drove a 40% increase in our total revenues and a 47% increase in OIBDA, while adding 394,500 net subscribers to our network, ending the quarter with over 5.4 million subscribers, a 34% increase over our ending subscriber base a year ago. Our team is excited about the strong results that we have delivered in the first half of the year and we believe that we are on track to meet or exceed our guidance on subscribers, revenue, and OIBDA for 2008,” he added.
NII Holdings’ average monthly service revenue per subscriber (service ARPU) was $59 for the second quarter, up $1 as compared to the same period last year. The Company also reported churn of 1.89% for the second quarter, up from 1.84% in the first quarter of 2008. Consolidated cost per gross subscriber addition, or CPGA, was $322 for the second quarter, a slight improvement over both the same period last year and the first quarter of 2008.
The Company made solid progress on its expansion plan during the quarter, adding 340 sites, primarily in Brazil and Mexico. Total consolidated capital expenditures were $244 million during the second quarter of 2008, largely related to investments in network capacity and geographic expansion in those markets.
The Company has announced plans to make additional investments in Brazil in order to further increase capacity to support its growth and to expand its geographic footprint, including the expansion of its network into the Northeast region of the country – an important business region in that market. As a result of this decision, the Company expects to invest an incremental $100 million in capital expenditures this year in Brazil to capture this long term growth opportunity, bringing its consolidated capital expenditure outlook for 2008 to $850 million.
“We have continued to strengthen our network during the year, increasing capacity and extending the geographic reach of our network,” said Gokul Hemmady, NII’s Chief Financial Officer. “Recognizing both the strong performance of our team in Brazil and the enormous opportunity in that country, we believe the time is right to make the investments to significantly increase the coverage, capacity, and value of our network in Brazil. By increasing our presence in this market, we further improve Nextel Brazil’s ability to capture the long term growth opportunity that is available in the country,” he added.
The Company ended the quarter with $2.34 billion in total long-term debt, consisting of $1.55 billion in convertible notes, $489 million of a syndicated loan facility and $302 million in local currency tower financing and other debt obligations. With quarter-end consolidated cash and cash equivalents of $1.3 billion and short-term investments of $166 million, the Company’s net debt at the end of the second quarter was $896 million.
During the quarter, the Company purchased 2.8 million shares of its common stock at an average price of $49.50 per share for a total purchase price of $140 million. Year-to-date the Company has purchased 5.6 million shares for a total purchase price of $243 million and plans to complete its $500 million share repurchase program by the end of 2008.
In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated OIBDA, ARPU, Net Debt, and CPGA which are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s second quarter 2008 results, visit the investor relations link at <http://www.nii.com>.
About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Mexico, Brazil, Argentina, Peru and Chile offering a fully integrated wireless communications tool with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect(R) and International Direct Connect(TM), a digital two-way radio feature. NII Holdings, Inc., a Fortune 1000 company, trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ 100 Index. Visit the Company’s website at <http://www.nii.com>.
Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the uncertainty relating to our ability to achieve the operating results described in our previously announced 2008 guidance, the risks and uncertainties relating to the impact of more intense competitive conditions and changes in economic conditions in the markets we serve, the risk that our network technologies will not perform properly or support the services our customers want or need including the risk that technology developments to support our services will not be timely delivered, the risk that customers in the markets we serve will not find our services attractive, and the additional risks and uncertainties that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which was filed on February 27, 2008, and in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2008 AND 2007
(in millions, except per share amounts, and unaudited)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Operating revenues
Service and other revenues	$1,990.8	$1,451.9	$1,043.0	$760.0
Digital handset and accessory revenues	106.4	49.9	61.0	27.0

	2,097.2	1,501.8	1,104.0	787.0

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	561.8	398.9	294.4	210.0
Cost of digital handset and accessory sales	274.6	195.8	148.8	104.7
Selling, general and administrative	670.0	489.5	355.9	264.4
Depreciation	182.8	136.3	96.6	70.9
Amortization	16.5	3.4	8.6	1.8

	1,705.7	1,223.9	904.3	651.8

Operating income	391.5	277.9	199.7	135.2

Other income (expense)
Interest expense	(81.6)	(54.0)	(40.2)	(29.7)
Interest income	36.5	22.7	17.6	12.5
Foreign currency transaction gains, net	40.3	5.8	37.4	9.3
Other (expense) income, net	(5.2)	0.6	(0.7)	(1.2)

	(10.0)	(24.9)	14.1	(9.1)

Income before income tax provision	381.5	253.0	213.8	126.1
Income tax provision	(112.7)	(84.7)	(58.6)	(42.0)

Net income	$268.8	$168.3	$155.2	$84.1

Net income per common share, basic	$1.60	$1.04	$0.93	$0.52

Net income per common share, diluted	$1.52	$0.94	$0.88	$0.47

Weighted average number of common shares outstanding, basic	168	162	167	163

Weighted average number of common shares outstanding, diluted	187	186	186	186

CONSOLIDATED BALANCE SHEET DATA
(in millions)

	June 30,	December 31,
	2008	2007
	(unaudited)
Cash and cash equivalents	$1,279.8	$1,370.2
Short-term investments	165.5	241.8
Accounts receivable, less allowance for doubtful accounts of $30.6 and $20.2	544.9	438.3
Property, plant and equipment, net	2,239.1	1,853.1
Intangible assets, net	421.5	410.4
Total assets	6,024.2	5,436.7
Long-term debt, including current portion	2,417.4	2,266.5
Total liabilities	3,551.4	3,268.3
Stockholders’ equity	2,472.8	2,168.4

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2008 AND 2007
(UNAUDITED)
NII Holdings, Inc.
(subscribers in thousands)

	Three Months Ended
	June 30,
	2008	2007
Total digital subscribers (as of June 30)	5,444.8	4,060.6
Net subscriber additions	394.5	331.1
Churn (%)	1.89%	1.61%

Average monthly revenue per handset/unit in service (ARPU) (1)	$59	$58

Cost per gross add (CPGA) (1)	$322	$323
Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Operating revenues
Service and other revenues	$1,024.1	$822.3	$530.8	$427.2
Digital handset and accessory revenues	39.2	10.6	24.1	5.5

	1,063.3	832.9	554.9	432.7

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	216.5	171.8	110.7	89.2
Cost of digital handset and accessory sales	160.1	121.9	89.1	65.0
Selling, general and administrative	295.2	228.3	155.4	121.4
Management fee	16.8	19.8	8.4	9.9
Depreciation and amortization	96.1	68.2	50.0	35.0

	784.7	610.0	413.6	320.5

Operating income	$278.6	$222.9	$141.3	$112.2

Total digital subscribers (as of June 30)			2,435.8	1,848.3
Net subscriber additions			166.1	156.9
Churn (%)			2.36%	1.78%

ARPU (1)			$69	$74

CPGA (1)			$409	$427

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Operating revenues
Service and other revenues	$616.6	$357.1	$330.3	$192.7
Digital handset and accessory revenues	34.9	17.8	19.7	9.7

	651.5	374.9	350.0	202.4

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	219.7	123.3	118.8	67.3
Cost of digital handset and accessory sales	57.7	35.0	30.1	18.9
Selling, general and administrative	198.9	122.5	107.3	68.0
Depreciation and amortization	69.0	42.6	37.0	22.9

	545.3	323.4	293.2	177.1

Operating income	$106.2	$51.5	$56.8	$25.3

Total digital subscribers (as of June 30)			1,525.8	1,082.3
Net subscriber additions			129.9	101.0
Churn (%)			1.34%	1.36%

ARPU (1)			$64	$53

CPGA (1)			$290	$259
Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Operating revenues
Service and other revenues	$241.1	$188.1	$126.1	$97.0
Digital handset and accessory revenues	23.4	15.7	12.4	8.8

	264.5	203.8	138.5	105.8

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	85.5	70.7	44.1	36.5
Cost of digital handset and accessory sales	35.2	24.6	18.4	13.4
Selling, general and administrative	62.0	44.7	33.6	23.8
Depreciation and amortization	18.3	14.9	9.6	7.7

	201.0	154.9	105.7	81.4

Operating income	$63.5	$48.9	$32.8	$24.4

Total digital subscribers (as of June 30)			896.9	726.0
Net subscriber additions			45.9	40.5
Churn (%)			1.57%	1.41%

ARPU (1)			$41	$40

CPGA (1)			$186	$168

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Operating revenues
Service and other revenues	$105.6	$83.5	$53.9	$42.5
Digital handset and accessory revenues	8.9	5.9	4.7	3.1

	114.5	89.4	58.6	45.6

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	37.9	32.7	19.4	16.8
Cost of digital handset and accessory sales	20.6	13.8	10.8	7.1
Selling, general and administrative	33.4	25.0	17.8	12.9
Depreciation and amortization	9.9	10.9	5.0	5.6

	101.8	82.4	53.0	42.4

Operating income	$12.7	$7.0	$5.6	$3.2

Total digital subscribers (as of June 30)			569.5	398.8
Net subscriber additions			48.6	30.0
Churn (%)			1.81%	1.88%

ARPU (1)			$30	$35

CPGA (1)			$160	$168

(1)	For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Six and Three Months Ended June 30, 2008 and 2007” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2008 AND 2007
(UNAUDITED)
Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):
NII Holdings, Inc.

	Three Months Ended
	June 30,
	2008	2007
Consolidated operating income	$199.7	$135.2
Consolidated depreciation	96.6	70.9
Consolidated amortization	8.6	1.8

Consolidated operating income before depreciation and amortization	$304.9	$207.9

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):
NII Holdings, Inc.

	Three Months Ended
	June 30,
	2008	2007
Consolidated service and other revenues	$1,043.0	$760.0
Less: consolidated analog revenues	(1.5)	(1.6)
Less: consolidated other revenues	(111.9)	(78.8)

Total consolidated subscriber revenues	$929.6	$679.6

ARPU calculated with subscriber revenues	$59	$58

ARPU calculated with service and other revenues	$66	$65

Nextel Mexico

	Three Months Ended
	June 30,
	2008	2007
Service and other revenues	$530.8	$427.2
Less: analog revenues	(0.7)	(0.7)
Less: other revenues	(41.3)	(33.4)

Total subscriber revenues	$488.8	$393.1

ARPU calculated with subscriber revenues	$69	$74

ARPU calculated with service and other revenues	$75	$81

Nextel Brazil

	Three Months Ended
	June 30,
	2008	2007
Service and other revenues	$330.3	$192.7
Less: analog revenues	(0.7)	(0.6)
Less: other revenues	(48.8)	(29.8)

Total subscriber revenues	$280.8	$162.3

ARPU calculated with subscriber revenues	$64	$53

ARPU calculated with service and other revenues	$76	$63

Nextel Argentina

	Three Months Ended
	June 30,
	2008	2007
Service and other revenues	$126.1	$97.0
Less: other revenues	(17.6)	(13.0)

Total subscriber revenues	$108.5	$84.0

ARPU calculated with subscriber revenues	$41	$40

ARPU calculated with service and other revenues	$48	$46

Nextel Peru

	Three Months Ended
	June 30,
	2008	2007
Service and other revenues	$53.9	$42.5
Less: other revenues	(4.3)	(2.8)

Total subscriber revenues	$49.6	$39.7

ARPU calculated with subscriber revenues	$30	$35

ARPU calculated with service and other revenues	$33	$37

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):
NII Holdings, Inc.

	Three Months Ended
	June 30,
	2008	2007
Consolidated digital handset and accessory revenues	$56.4	$27.0
Less: consolidated cost of handset and accessory sales	147.3	104.7

Consolidated handset subsidy costs	90.9	77.7
Consolidated selling and marketing	149.7	108.4

Costs per statement of operations	240.6	186.1
Less: consolidated costs unrelated to initial customer acquisition	(17.9)	(18.7)

Customer acquisition costs	$222.7	$167.4

Cost per Gross Add	$322	$323

Nextel Mexico

	Three Months Ended
	June 30,
	2008	2007
Digital handset and accessory revenues	$22.1	$5.5
Less: cost of handset and accessory sales	89.0	65.0

Handset subsidy costs	66.9	59.5
Selling and marketing	83.4	63.7

Costs per statement of operations	150.3	123.2
Less: costs unrelated to initial customer acquisition	(14.1)	(16.0)

Customer acquisition costs	$136.2	$107.2

Cost per Gross Add	$409	$427

Nextel Brazil

	Three Months Ended
	June 30,
	2008	2007
Digital handset and accessory revenues	$17.3	$9.7
Less: cost of handset and accessory sales	30.0	18.9

Handset subsidy costs	12.7	9.2
Selling and marketing	43.6	29.0

Costs per statement of operations	56.3	38.2
Less: costs unrelated to initial customer acquisition	(1.7)	(1.2)

Customer acquisition costs	$54.6	$37.0

Cost per Gross Add	$290	$259

Nextel Argentina

	Three Months Ended
	June 30,
	2008	2007
Digital handset and accessory revenues	$12.3	$8.8
Less: cost of handset and accessory sales	18.4	13.4

Handset subsidy costs	6.1	4.6
Selling and marketing	11.5	8.0

Costs per statement of operations	17.6	12.6
Less: costs unrelated to initial customer acquisition	(1.3)	(0.8)

Customer acquisition costs	$16.3	$11.8

Cost per Gross Add	$186	$168

Nextel Peru

	Three Months Ended
	June 30,
	2008	2007
Digital handset and accessory revenues	$4.6	$3.1
Less: cost of handset and accessory sales	10.3	7.1

Handset subsidy costs	5.7	4.0
Selling and marketing	7.6	5.2

Costs per statement of operations	13.3	9.2
Less: costs unrelated to initial customer acquisition	(0.8)	(0.6)

Customer acquisition costs	$12.5	$8.6

Cost per Gross Add	$160	$168

Net Debt
Net debt represents total long-term debt less cash, cash equivalents and short-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Prior to 2008, we calculated net debt as total long-term debt less cash and cash equivalents. In 2008, we added short-term investments to the items subtracted from long-term debt to calculate net debt because we concluded that our short-term investments were similar to cash and cash equivalents in terms of liquidity and should be used similarly in providing the assessment of our overall leverage in the net debt calculation. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of June 30, 2008 can be calculated as follows (in millions):
NII Holdings, Inc.

Total long-term debt	$2,341.3
Less: cash and cash equivalents	(1,279.8)
Less: short-term investments	(165.5)

Net debt	$896.0